Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated May 15, 2024, relating to the consolidated financial statements of Semilux International Ltd..We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

May 15, 2024

Enrome LLP	143 Cecil Street #19-03/04 GB Building Singapore 069542	admin@enrome-group.com www.enrome-group.com